Exhibit 5.1

HUNTON ANDREWS KURTH LLP FILE NO: 054587.0000155
October 30, 2020

Altria Group, Inc.

Philip Morris USA Inc.

6601 West Broad Street

Richmond, Virginia 23230

Re: Legality of Securities to be Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Altria Group, Inc., a Virginia corporation (the “Company”), and Philip Morris USA Inc., a Virginia corporation and a wholly owned subsidiary of the Company (the “Guarantor”), in connection with the registration of an indeterminate amount of debt securities of the Company (the “Debt Securities”), guarantees of the Debt Securities (the “Guarantees”) by the Guarantor and warrants to purchase debt securities (the “Debt Warrants” and, together with the Debt Securities and the Guarantees, the “Securities”), as set forth in the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the Guarantor on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Debt Securities will be offered pursuant to an Indenture (the “Indenture”), dated as of November 4, 2008, among the Company, the Guarantor and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The Guarantees will be issued pursuant to the Indenture as evidenced by a guarantee agreement (the “Guarantee Agreement”) made by the Guarantor in favor of the Trustee. The Debt Warrants will be issued pursuant to one or more debt warrant agreements (each, a “Debt Warrant Agreement”) to be entered into between the Company and a bank or trust company, as debt warrant agent, as set forth in the applicable prospectus supplement relating to the particular issuance of Debt Warrants. The Securities are to be issued in one or more series and will be offered on a continuous or delayed basis pursuant to Rule 415 of the Act, from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

We have examined originals or reproductions or certified copies of such records of the Company and the Guarantor, certificates of officers of the Company and the Guarantor and of public officials and such other documents as we have deemed relevant and necessary for the purpose of rendering this opinion letter, including, among other things:

(i)	the Articles of Amendment to the Restated Articles of Incorporation of the Company and the Restated Articles of Incorporation of the Company;

ATLANTA    AUSTIN    BANGKOK    BEIJING    BOSTON     BRUSSELS    CHARLOTTE    DALLAS    DUBAI    HOUSTON    LONDON    LOS ANGELES

MIAMI    NEW YORK    NORFOLK    RICHMOND    SAN FRANCISCO    THE WOODLANDS    TYSONS    WASHINGTON, DC

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Altria Group, Inc.

Philip Morris USA Inc.

October 30, 2020

(ii)	the Amended and Restated By-Laws of the Company;

(iii)	the Articles of Restatement of Amended and Restated Articles of Incorporation of the Guarantor;

(iv)	the Amended and Restated By-Laws of the Guarantor;

(v)	the resolutions of the Board of Directors of the Company authorizing the registration of the Debt Securities and the Debt Warrants;

(vi)	the resolutions of the Board of Directors of the Guarantor authorizing the registration of the Guarantees;

(vii)	the Registration Statement, the Prospectus and the documents incorporated therein by reference;

(viii)	the Indenture;

(ix)	the form of Debt Securities incorporated by reference to the Registration Statement; and

(x)	the form of Guarantee Agreement incorporated by reference to the Registration Statement.

For purposes of the opinions expressed below, we have assumed: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals of such documents; (iii) the legal capacity of natural persons; (iv) the genuineness of all signatures; and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the due authorization, execution and delivery of certain documents by the Company and the Guarantor and the validity, binding effect and enforceability thereof upon the Company and the Guarantor).

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia and the State of New York.

Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

Altria Group, Inc.

Philip Morris USA Inc.

October 30, 2020

1. The Debt Securities, when executed, authenticated and issued in accordance with the terms thereof and of the Indenture and delivered to and paid for by the purchasers thereof, will be the valid and binding obligations of the Company, enforceable in accordance with their final terms and the terms of the Indenture.

2. The Guarantees, when (a) executed and issued in accordance with the terms thereof, the Indenture and the applicable Guarantee Agreement and (b) the Debt Securities have been executed, authenticated and issued in accordance with the terms thereof and of the Indenture and delivered to and paid for by the purchasers thereof, will be the valid and binding obligations of the Guarantor, enforceable in accordance with their final terms and the terms of the Indenture.

3. The Debt Warrants, when executed and issued in accordance with the terms thereof and of the applicable Debt Warrant Agreement, will be the valid and binding obligations of the Company, enforceable in accordance with their final terms and the terms of the applicable Debt Warrant Agreement and of the Indenture.

The opinions set forth above are subject to the qualification that the validity, binding effect and enforceability of the Company’s obligations under the Indenture, the Debt Securities, any Debt Warrant Agreement and the Debt Warrants and the Guarantor’s obligations under the Guarantees and the underlying Guarantee Agreements may be subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors’ rights generally, including without limitation, fraudulent conveyance or transfer laws (including but not limited to the common law trust fund doctrine and Section 548 of the United States Bankruptcy Code), (ii) general principles of equity (whether considered in a proceeding at law or in equity) and (iii) concepts of materiality, unconscionability, reasonableness, impracticability or impossibility of performance and any implied covenant of good faith and fair dealing. Further, we call your attention to Senior Transeastern Lenders v. Official Comm. Of Unsecured Creditors (In re TOUSA, Inc., et al.), No. 11-11071, 2012 BL 119036 (11th Cir. May 15, 2012), and note that the validity and enforcement of the Guarantor’s obligations under the Guarantees and the underlying Guarantee Agreements may be subject to the holding in that case.

Altria Group, Inc.

Philip Morris USA Inc.

October 30, 2020

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the Prospectus and the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. This opinion letter is given as of the date hereof and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP